                                                                    EXHIBIT 99.1

                                  [LESCO LOGO]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
                                    Contact:
                                    Jeffrey L. Rutherford
                                    Sr. Vice President & Chief Financial Officer
                                    LESCO, Inc.
                                    (216) 706-9250

                 LESCO ANNOUNCES FOURTH QUARTER & FULL YEAR 2004
                                    RESULTS
              - EXCEEDS MOST RECENT FULL YEAR EARNINGS GUIDANCE -
                          - 2004 NET SALES GREW 7.2% -
                    - 2004 SAME STORE SALES IMPROVED 3.0% -
              - FOURTH QUARTER SAME-STORE SALES INCREASED 11.2% -

CLEVELAND, Ohio -- February 24, 2005 -- LESCO, Inc. (NASDAQ: LSCO), a leading provider of products for the professional green and pest control industries, today announced fourth quarter and full year results for the period ending December 31, 2004.

FULL YEAR 2004 RESULTS

Net sales for the twelve months ended December 31, 2004 increased 7.2% to $561.0 million from $523.5 million in the comparable period a year ago. Lawn Care gross sales improved 9.5% to $425.4 million from $388.4 million in 2003, while Golf gross sales grew 1.8% to $140.1 million from $137.6 million in 2003. Total Service Center gross sales increased 9.5% to $384.4 million with same-store Service Center sales increasing 3.0% to $351.6 million.

Gross profit (defined as product margin less distribution costs) increased to 24.7% of net sales, or $138.5 million, compared to 23.9% of net sales, or $125.3 million, last year. Product margin was $184.3 million, or 32.9% of net sales, versus $173.0 million, or 33.0% of net sales, last year. The reduction in margin rate was due largely to the Company's decision to markdown $0.8 million in inventory resulting from a supplier contract termination. Distribution expense declined to $45.8 million, or 8.2% of net sales, in 2004 from $47.7 million, or 9.1% of net sales, in 2003 as the Company continues to optimize its distribution efficiencies.

"In 2004, we continued to benefit from the growth of the lawn care industry. LESCO significantly outperformed the industry and gained incremental market share through the opening of new Service Centers. We also experienced improvement in Golf sales in the fourth quarter and generated growth of 1.8% for all of 2004," stated Michael P. DiMino, President and Chief Executive Officer.

                                                                    EXHIBIT 99.1

Selling expense in 2004 was $90.5 million, or 16.1% of net sales, versus $84.7 million, or 16.2% of net sales, in 2003. Excluding new Service Centers (i.e., Service Centers opened in 2003 and 2004), selling expense decreased as a percentage of net sales by approximately 30 basis points to 15.6% from 15.9%.

Merchant discount expense increased to $10.8 million in 2004 from $3.0 million in 2003, or 1.9% of net sales in 2004 compared to 0.6% of net sales in 2003. In December 2003, LESCO outsourced its credit function to GE Business Credit Services (GEBCS). The merchant discount expense for normal payment terms was approximately $8.5 million or 1.5% of net sales, while promotional discount expense was approximately $2.3 million or 0.4% of net sales.

The Company incurred pre-opening costs in 2004 of $0.8 million compared to $0.6 million for the same period last year. General and administrative expense in 2004 was $28.3 million, or 5.0% of net sales, compared to $29.4 million, or 5.6% of net sales, for 2003.

In 2004, as previously disclosed, the Company incurred losses at its Sebring, FL and Martins Ferry, OH blending facilities due to hurricane activity in Florida and the related rainfall and flooding activity in Ohio during the third quarter. The total damages were $1.2 million.

In November 2004, the Company completed the relocation of its corporate headquarters from Strongsville, Ohio to downtown Cleveland. The relocation costs during 2004 were $6.9 million. Beginning in 2005, the financial effect of the relocation will have an approximate $1.0 million positive affect on earnings on an annual, pre-tax basis.

In December 2004, LESCO announced that it would record estimated charges associated with its termination of an unfavorable contract with a methylene urea fertilizer supplier, pending a judicial determination of LESCO's liability. In addition to the $0.8 million inventory markdown noted above, the Company incurred charges during the fourth quarter of 2004 of $4.4 million, which included $2.2 million of costs related to discontinuation of the contract, $1.3 million for forgiveness of a note receivable, and approximately $0.9 million of miscellaneous costs. The Company has since secured an alternative, lower-cost source of methylene urea fertilizer and anticipates annual, pre-tax savings of over $2 million.

For the full year 2004, the Company reported on a generally accepted accounting principles (GAAP) basis a loss of $0.65 per diluted share versus a loss of $0.63 per diluted share in 2003. Net loss for the twelve-month period was $5.6 million compared to a net loss of $5.3 million for 2003. Excluding the corporate headquarters relocation expense, hurricane and flood-related charges, and costs associated with a supplier contract termination, and assuming a tax provision at a 39% rate, the Company would have reported full-year 2004 adjusted net income of $0.55 per diluted share, as reconciled in the attached financial tables. LESCO's results on a GAAP basis do not reflect a tax provision related to the Company's 2004 loss before income tax due to the required accounting treatment of LESCO's deferred tax assets. Excluding the early retirement of debt, the loss on the sale of accounts receivables and a valuation allowance for deferred tax assets, the Company would have reported full year 2003 adjusted earnings of $0.23 per diluted share.

                                                                    EXHIBIT 99.1


FOURTH QUARTER 2004 RESULTS

Net sales in the fourth quarter of 2004 increased 14.2% to $124.2 million from $108.8 million in the fourth quarter of 2003. Lawn Care gross sales improved 16.7% to $86.1 million versus $73.8 million in the year-ago period, while Golf gross sales grew 13.6% to $40.0 million compared to $35.2 million last year. Total Service Center sales increased 18.5% to $81.3 million from $68.6 million, while same-store Service Center sales gained 11.2%.

Due to the seasonal nature of the green industry, LESCO has historically recognized a loss in its fourth quarter. The Company reported a 2004 GAAP-basis loss of $1.49 per diluted share versus a loss of $1.39 per diluted share in 2003. The loss before income tax was $13.0 million in the fourth quarter of 2004 compared to a loss before income tax of $14.4 million in the fourth quarter of 2003. Excluding the corporate headquarters relocation expense, hurricane related costs and charges associated with a supplier contract termination, and assuming a tax provision at a 39% rate, the Company would have reported a fourth quarter adjusted net loss of $0.42 per diluted share, as depicted on the attached reconciliation. Excluding the early retirement of debt, the loss on the sale of accounts receivables and a valuation allowance for deferred tax assets, the Company would have reported a fourth quarter 2003 adjusted loss of $0.54 per diluted share.

OPERATING CASH FLOW AND BALANCE SHEET

On a GAAP basis, the Company's cash flow from operations was $22.9 million in 2004 and $51.9 million in 2003. When excluding the cash received from the sale of its accounts receivable for both years, LESCO's 2004 cash flow from operations was $16.9 million compared to a negative $5.0 million in the same period last year. The GAAP to Non-GAAP reconciliation for cash flows is attached. As of December 31, 2004, LESCO's total debt was $7.3 million and consisted entirely of revolving bank debt. This compares to total debt of $21.4 million as of December 31, 2003. The Company also reported a December 31, 2004 cash and cash equivalent balance of $8.1 million versus $7.5 million at the same time last year.

Mr. DiMino continued, "We have made substantial progress in strengthening our balance sheet and positioning ourselves for more aggressive Service Center expansion. Our debt level is the lowest in 20 years and our cash from operations was nearly $17 million prior to generating additional cash from the sale of our accounts receivable."

NEW SERVICE CENTERS

The Company opened one new Service Center during the fourth quarter in Roseville, California for a total of 27 Service Centers in 2004. On December 31, 2004, there were 274 Service Centers in operation, versus 247 at the end of 2003. For the full year 2004, the 2004 new Service Centers generated net sales of $13.8 million and a four-wall, pre-tax loss of $1.3 million, while the 21 Service Centers opened in 2003 reported net sales of $19.0 million and four-wall, pre-tax income of $0.9 million.

Mr. DiMino concluded, "Our investment in new Service Centers over the past two years has proven to be an appropriate use of capital. The 2003 class is now accretive to our bottom line, while the 2004 class is performing at the high-end of our expectations and should contribute to

                                                                    EXHIBIT 99.1

our overall profitability in 2005. This record of success offers us high expectations as we focus on expanding the national footprint of our Service Center network."

EXPLORATION OF STRATEGIC ALTERNATIVES

As previously disclosed, LESCO has retained Western Reserve Partners LLC to advise the Company as it explores supply chain alternatives, including the possibility of the disposition of all or a portion of its distribution and manufacturing assets. LESCO is currently evaluating its options to harvest the working and fixed capital of its supply chain and redeploy the capital to fund new Service Center growth.

FULL YEAR 2005 GUIDANCE

The Company announced preliminary guidance for 2005 of full-year revenue growth between 7.0% to 8.0%, including a 3.0% to 4.0% increase in same-store sales. By customer sector, Lawn Care sales are expected to increase 8.0% to 10.0% while Golf is anticipated to be flat to down slightly. For the full year, the Company estimates a diluted EPS range of $0.60 to $0.70.

This outlook is based upon various assumptions, which include industry trends and internal expectations, including, but not limited to the following: 1) the opening of up to 35 new Service Centers in 2005, 2) gross profit, including distribution costs, of 24.7% to 25.0%, 3) selling expense continuing to increase to approximately 17.0% of net sales due to new Service Centers, 4) merchant discount expense of approximately 1.8% of net sales related to the outsourcing of the Company's accounts receivable program, 5) general and administrative expenses flat on a comparable basis, 6) average borrowings being $10.0 million at an effective interest rate cost of approximately 7%, 7) an income tax rate of 39%, 8) no material change in the products or services offered at the Company's locations as of December 31, 2004 or in the terms or procedures for offering such products and services; and 9) no material adverse results from any litigation or regulatory proceedings against the Company, either currently existing or that may arise in the future.

CONFERENCE CALL

The Company will host a conference call and webcast with investors, analysts and other interested parties today at 4:30 PM (Eastern). The live call can be accessed by dialing 800-659-2056, and entering the passcode 94967652. Management's slide presentation will be available for downloading beginning Thursday, February 24, 2005 at 4:00 p.m. at LESCO's web site, www.lesco.com. Participants should allow at least fifteen minutes prior to the commencement of the call to register. The conference call will include a question and answer session.

Additionally, a live webcast will be available to interested parties at www.lesco.com. Participants should allow at least fifteen minutes prior to the commencement of the call to register, download and install necessary audio software. Questions can be submitted either in advance or during the webcast via email to ir@lesco.com or through the Company's corporate web site where a link will be provided on the "Home" page.

LESCO's culture demands the highest of ethical standards and accountability manifested in full and fair financial disclosure to our shareholders. LESCO management encourages the participation of our shareholders and other interested parties in our conference calls and live

                                                                    EXHIBIT 99.1

webcasts. For those who cannot participate in the conference call or the live webcast, a replay will be available beginning approximately one hour after the conclusion of the event on LESCO's web site.

ABOUT LESCO, INC.

LESCO serves more than 130,000 customers worldwide, through 275 LESCO Service Centers(R), 72 LESCO Stores-on-Wheels(R), the Internet, and other direct sales efforts, all of which are serviced by the support of eight distribution hubs. Additional information about LESCO can be found on the Internet at www.lesco.com.

Statements in this news release under the heading 2005 Guidance and other statements relating to sales and earnings expectations, new Service Center openings and profitability, and other statements that are not historical information are forward-looking statements and, as such, reflect only the Company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from such statements and that investors should not place undue reliance on such statements. Factors that may cause actual results to differ materially from those projected or implied in the forward-looking statements include, but are not limited to, the final resolution of certain contingencies relative to the collection of identified accounts receivable, the Company's ability to add new Service Centers in accordance with its plans, which can be affected by local zoning and other governmental regulations and its ability to find favorable store locations, to negotiate favorable leases, to hire qualified individuals to operate the Service Centers, and to integrate new Service Centers into the Company's systems; competitive factors in the Company's business, including pricing pressures; lack of availability or instability in the cost of raw materials which affects the costs of certain products; the Company's ability to consummate a transaction regarding its manufacturing and distribution assets on acceptable conditions; the possibility that the Court could disagree with the Company's assessment of its liability to its former methylene urea supplier; the Company's ability to impose price increases on customers without a significant loss in revenues; potential rate increases by third-party carriers which affect the cost of delivery of products; changes in existing law; the Company's ability to effectively manufacture, market and distribute new products; the success of the Company's operating plans; any litigation or regulatory proceedings against the Company; regional weather conditions; and the condition of the industry and the economy. For a further discussion of risk factors, investors should refer to the Company's Securities and Exchange Commission reports, including but not limited to, Form 10-K for the year ended December 31, 2003.

                                   LESCO, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED



                                                THREE MONTHS ENDED DECEMBER 31, 2004        THREE MONTHS ENDED DECEMBER 31, 2003
                                              ------------------------------------------  ------------------------------------------
                                                                              RESULTS                                     RESULTS
                                                 GAAP            (A)         INCLUDING       GAAP           (B)          INCLUDING
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)   RESULTS      ADJUSTMENTS    ADJUSTMENTS     RESULTS     ADJUSTMENTS     ADJUSTMENTS
                                             -----------    ------------   -------------  -----------   ------------    -----------
Net sales                                    $   124,152    $              $   124,152    $   108,758    $              $   108,758
   Cost of product                               (86,522)                      (86,522)       (74,915)                      (74,915)
   Product markdown-contract termination            (799)           799              -              -                             -
   Distribution cost                              (9,639)                       (9,639)       (10,525)                      (10,525)
                                             -----------    -----------    -----------    -----------    -----------    -----------
Gross profit on sales                             27,192            799         27,991         23,318              -         23,318
   Selling expense                               (22,144)                      (22,144)       (21,255)                      (21,255)
   General & administrative expense               (7,380)                       (7,380)        (7,515)                       (7,515)
   Corporate relocation expense                   (1,937)         1,937              -              -                             -
   Hurricane/flood expense                           107           (107)             -              -                             -
   Vendor contract termination                    (4,404)         4,404              -              -                             -
   Merchant discounts and provision
      for doubtful accounts                       (3,898)                       (3,898)          (619)                         (619)
   Early retirement of debt agreement                  -                             -         (2,333)         2,333              -
   Loss on sale of accounts receivable                 -                             -         (4,626)         4,626              -
   Pre-opening expense                              (107)                         (107)          (180)                         (180)
   Other expense                                    (422)                         (422)          (431)                         (431)
   Other income                                      150                           150            312                           312
                                             -----------    -----------    -----------    -----------    -----------    -----------

Earnings (loss) before interest and taxes        (12,843)         7,033         (5,810)       (13,329)         6,959         (6,370)
Interest expense, net                               (151)                         (151)        (1,096)                       (1,096)
                                             -----------    -----------    -----------    -----------    -----------    -----------
Earnings (loss) before taxes                     (12,994)         7,033         (5,961)       (14,425)         6,959         (7,466)
Income tax (provision) benefit:
   Current                                         2,825          2,325          5,150          1,452            424          1,876
   Deferred                                        2,205              -          2,205          3,810              -          3,810
   Change in valuation allowance                  (5,030)             -         (5,030)        (2,816)             -         (2,816)
                                             -----------    -----------    -----------    -----------    -----------    -----------
Net income (loss)                            $   (12,994)   $     9,358    $    (3,636)   $   (11,979)   $     7,383    $    (4,596)
                                             ===========    ===========    ===========    ===========    ===========    ===========

Earnings (loss) per share of common stock:
   Diluted                                   $     (1.49)   $      1.07    $     (0.42)   $     (1.39)   $      0.85    $     (0.54)
                                             ===========    ===========    ===========    ===========    ===========    ===========
   Basic                                     $     (1.49)   $      1.07    $     (0.42)   $     (1.39)   $      0.85    $     (0.54)
                                             ===========    ===========    ===========    ===========    ===========    ===========
Average number of common shares and common
share equivalents outstanding
   Diluted                                     8,705,527                     8,705,527      8,625,851                     8,625,851
                                             ===========                   ===========    ===========                   ===========
   Basic                                       8,705,527                     8,705,527      8,625,851                     8,625,851
                                             ===========                   ===========    ===========                   ===========


(a) 2004 adjustments include $1.9 million for corporate relocation, $(.1) million for hurricane and flood damage, $5.2 million for a vendor contract termination, and $2.2 million for valuation allowance of deferred tax assets.
(b) 2003 adjustments include $2.3 million for early retirement of debt, $4.6 million for loss on sale of accounts receivable and $.4 million for valuation allowance of deferred tax assets.

                                   LESCO, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED



                                                   FOR THE YEAR ENDED DECEMBER 31, 2004      FOR THE YEAR ENDED DECEMBER 31, 2003
                                                  ---------------------------------------   ---------------------------------------
                                                                               RESULTS                                    RESULTS
                                                                    (A)        INCLUDING                       (B)      INCLUDING
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)     GAAP RESULTS   ADJUSTMENTS  ADJUSTMENTS   GAAP RESULTS   ADJUSTMENTS  ADJUSTMENTS
                                                  ------------   -----------  -----------   ------------   -----------  -----------
Net sales                                         $    561,041   $            $   561,041   $    523,489   $            $   523,489
    Cost of product                                   (375,896)                  (375,896)      (350,476)                  (350,476)
    Product markdown-contract termination                 (799)          799                           -
    Distribution cost                                  (45,844)                   (45,844)       (47,669)                   (47,669)
                                                  ------------   -----------  -----------   ------------   -----------  -----------
Gross profit on sales                                  138,502           799      139,301        125,344                    125,344
    Selling expense                                    (90,505)                   (90,505)       (84,713)                   (84,713)
    General & administrative expense                   (28,326)                   (28,326)       (29,389)                   (29,389)
    Corporate relocation expense                        (6,878)        6,878            -              -                          -
    Hurricane/flood expense                             (1,243)        1,243            -              -                          -
    Vendor contract termination                         (4,404)        4,404            -              -                          -
    Merchant discounts and provision
       for doubtful accounts                           (10,758)                   (10,758)        (3,045)                    (3,045)
    Early retirement of debt                                 -                          -         (2,333)        2,333            -
    Loss on sale of accounts receivable                      -                          -         (4,626)        4,626            -
    Pre-opening expense                                   (770)                      (770)          (601)                      (601)
    Other expense                                         (664)                      (664)        (1,065)                    (1,065)
    Other income                                           508                        508          1,521                      1,521
                                                  ------------   -----------  -----------   ------------   -----------  -----------

Earnings (loss) before interest and taxes               (4,538)       13,324        8,786          1,093         6,959        8,052
Interest expense, net                                     (747)                      (747)        (4,730)                    (4,730)
                                                  ------------   -----------  -----------   ------------   -----------  -----------
Earnings (loss) before taxes                            (5,285)       13,324        8,039         (3,637)        6,959        3,322
Income tax (provision) benefit:                                                                                                   -
    Current                                               (340)       (2,795)      (3,135)         1,452           424        1,876
    Deferred                                             2,363             -        2,363           (270)            -         (270)
    Change in valuation allowance                       (2,363)            -       (2,363)        (2,816)            -       (2,816)
                                                  ------------   -----------  -----------   ------------   -----------  -----------
Net income (loss)                                 $     (5,625)  $    10,529  $     4,904   $     (5,271)  $     7,383  $     2,112
                                                  ============   ===========  ===========   ============   ===========  ===========

Earnings (loss) per share of common stock:
    Diluted                                       $      (0.65)  $      1.20  $      0.55   $      (0.63)  $      0.86  $      0.23
                                                  ============   ===========  ===========   ============   ===========  ===========
    Basic                                         $      (0.65)  $      1.21  $      0.56   $      (0.63)  $      0.86  $      0.23
                                                  ============   ===========  ===========   ============   ===========  ===========

Average number of common shares and common
 share equivalents outstanding
    Diluted                                          8,696,356                  8,943,205      8,550,414                  8,689,983
                                                  ============                ===========   ============                ===========
    Basic                                            8,696,356                  8,696,356      8,550,414                  8,550,414
                                                  ============                ===========   ============                ===========




(a) 2004 adjustments include $6.9 million for corporate relocation, $1.2 million for hurricane and flood damage, $5.2 million for a vendor contract termination, and $2.8 million for estimated tax provision at 39% rate.

(b) 2003 adjustments include $2.3 million for early retirement of debt, $4.6 million for loss on sale of accounts receivable and $.4 million for valuation allowance of deferred tax assets.

                                   LESCO, INC.
                           CONSOLIDATED BALANCE SHEETS



                                                                             December 31,
(DOLLARS IN THOUSANDS)                                                     2004        2003
                                                                        ---------    ---------
CURRENT ASSETS:
     Cash and cash equivalents                                          $   8,101    $   7,505
     Accounts receivable                                                   16,931       19,278
     Inventories                                                          100,582       93,580
     Other                                                                  3,126        6,980
                                                                        ---------    ---------
        TOTAL CURRENT ASSETS                                              128,740      127,343
Property, plant and equipment, net                                         26,019       31,481
Other                                                                       1,234        2,541
                                                                        ---------    ---------
                                                                        $ 155,993    $ 161,365
                                                                        =========    =========

CURRENT LIABILITIES:
     Accounts payable                                                   $  56,371    $  53,082
     Accrued liabilities                                                   24,184       15,418
     Revolving credit facility                                              7,303       15,513
     Current portion of  debt                                                --             28
                                                                        ---------    ---------
        TOTAL CURRENT LIABILITIES                                          87,858       84,041
Long-term debt                                                               --          5,875
Deferred - other                                                            1,612          179

SHAREHOLDERS' EQUITY:
     Common shares--without par value--
        19,500,000 shares authorized; 8,674,194 shares issued and
        outstanding at December 31, 2004; 8,668,914 shares issued and
        outstanding at December 31, 2003                                      870          867
     Paid-in capital                                                       34,846       34,619
     Retained earnings                                                     31,637       37,262
     Unearned compensation                                                   (830)      (1,478)
                                                                        ---------    ---------
        TOTAL SHAREHOLDERS' EQUITY                                         66,523       71,270
                                                                        ---------    ---------

                                                                        $ 155,993    $ 161,365
                                                                        =========    =========


                                                                    EXHIBIT 99.1



                                   LESCO, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                     FOR THE YEAR ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                                                                                  2004                2003
                                                                                                     -----------        -----------
OPERATING ACTIVITIES:
     Net loss                                                                                        $    (5,625)       $    (5,271)
     Adjustments to reconcile net loss to net cash provided by operating activities:
        Depreciation                                                                                       7,289              7,724
        Amortization of deferred financing fees and other                                                    168              1,043
        Inventory markdown                                                                                   799               --
        Early retirement of debt expense                                                                    --                2,333
        Loss from sale of credit portfolio                                                                  --                4,626
        Loss on sale/disposal of fixed assets                                                                658                313
        Deferred income taxes                                                                               --                2,351
        Increase in accounts receivable                                                                   (3,599)           (14,353)
        Sale of accounts receivable                                                                        5,946             56,881
        Provision for uncollectible accounts receivable                                                     --                2,140
        Increase in inventories                                                                           (7,801)            (6,743)
        Increase in accounts payable                                                                       9,202              4,763
        Amortization of unearned compensation                                                                607                 87
        Decrease (increase) in current income tax                                                          3,961               (669)
        Increase (decrease) in other items                                                                11,269             (3,335)
                                                                                                     -----------        -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                                            22,874             51,890

INVESTING ACTIVITIES:
     Proceeds on the sale of fixed assets                                                                  1,822               --
     Purchase of property, plant and equipment                                                            (4,345)            (5,580)
                                                                                                     -----------        -----------
     NET CASH USED IN INVESTING ACTIVITIES                                                                (2,523)            (5,580)

FINANCING ACTIVITIES:
     (Decrease) increase in overdraft balances                                                            (5,913)             9,866
     Proceeds from borrowings                                                                            647,187            604,183
     Reduction of borrowings                                                                            (661,300)          (651,194)
     Exercised stock options, net of treasury shares                                                         271                 23
     Deferred financing fees                                                                                --                 (416)
     Payment to terminate interest rate swap                                                                --               (1,248)
     Repurchase of preferred stock                                                                          --               (1,739)
                                                                                                     -----------        -----------
     NET CASH USED IN FINANCING ACTIVITIES                                                               (19,755)           (40,525)
                                                                                                     -----------        -----------
Net change in cash and cash equivalents                                                                      596              5,785
Cash and cash equivalents - Beginning of the period                                                        7,505              1,720
                                                                                                     -----------        -----------
     CASH AND CASH EQUIVALENTS - END OF THE PERIOD                                                   $     8,101        $     7,505
                                                                                                     ===========        ===========

Supplemental disclosure of cash flow information:
     Interest paid, including letters of credit and unused facility fees                             $       776        $     5,579
                                                                                                     ===========        ===========
     Income taxes refunded                                                                           $    (3,575)       $       (68)
                                                                                                     ===========        ===========


             GAAP TO NON-GAAP CASH FLOWS RECONCILIATION - UNAUDITED





                                                                                                   FOR THE YEAR ENDED DECEMBER 31,
(Dollars in thousands)                                                                               2004                   2003
                                                                                                  -----------           -----------
CASH PROVIDED BY OPERATING ACTIVITIES - GAAP                                                      $    22,874           $    51,890
     Less:  Cash received for sale of accounts receivable                                              (5,946)              (56,881)
                                                                                                  -----------           -----------
ADJUSTED CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES - NON-GAAP                               $    16,928           $    (4,991)
                                                                                                  ===========           ===========


                                                                    EXHIBIT 99.1


                                   LESCO, INC
                SALES BY CUSTOMER SECTOR AND TRANSACTING LOCATION


                                                   FOR THE YEAR ENDED DECEMBER 31,
                                   ------------------------------------------------------
                                                              2004
                                   ------------------------------------------------------
                                                            OTHER
                                     SERVICE               SELLING
(DOLLARS IN MILLIONS)                CENTERS              LOCATIONS            TOTAL
                                   -----------         --------------      ------------
Lawn care                          $     349.9         $        75.5       $     425.4
Golf                                      34.5                 105.6             140.1
                                   ------------        --------------      ------------
Gross sales                        $     384.4         $       181.1             565.5
                                   ============        ==============
Agency sales                                                                      (2.1)
Freight revenue                                                                    1.4
Customer discounts and rebates                                                    (3.8)
                                                                           ------------
Net sales                                                                  $     561.0
                                                                           ============



                                                   FOR THE YEAR ENDED DECEMBER 31,
                                   ------------------------------------------------------
                                                              2003
                                   ------------------------------------------------------
                                                            OTHER
                                     SERVICE               SELLING
(DOLLARS IN MILLIONS)                CENTERS              LOCATIONS            TOTAL
                                   -----------         --------------      ------------

Lawn care                          $    322.1          $       66.3        $      388.4
Golf                                     29.1                 108.5               137.6
                                   -----------         -------------       -------------
Gross sales                        $    351.2          $      174.8               526.0
                                   ===========         =============
Agency sales                                                                          -
Freight revenue                                                                     1.5
Customer discounts and rebates                                                     (4.0)
                                                                           -------------
Net sales                                                                  $      523.5
                                                                           =============




                                                   FOR THE YEAR ENDED DECEMBER 31,
                                   ------------------------------------------------------
                                                          % CHANGE
                                   ------------------------------------------------------
                                                            OTHER
                                     SERVICE               SELLING
(DOLLARS IN MILLIONS)                CENTERS              LOCATIONS            TOTAL
                                   -----------         --------------      ------------
Lawn care                                  8.6%             13.9%                    9.5%
Golf                                      18.6              (2.7)                    1.8
                                   ------------------------------------------------------
Gross sales                                9.5%              3.6%                    7.5
                                   ==============================
Agency sales                                                                           -
Freight revenue                                                                     (6.7)
Customer discounts and rebates                                                      (5.0)
                                                                              -----------
Net sales                                                                            7.2%
                                                                              ===========


                                            FOR THE THREE MONTHS ENDED DECEMBER 31,
                                   ------------------------------------------------------
                                                            2004
                                   ------------------------------------------------------
                                                            OTHER
                                     SERVICE               SELLING
(DOLLARS IN MILLIONS)                CENTERS              LOCATIONS            TOTAL
                                   -----------         --------------      ------------
Lawn care                          $      73.5         $       12.6        $     86.1
Golf                                       7.8                 32.2              40.0
                                   ------------        -------------       -----------
Gross sales                        $      81.3         $       44.8             126.1
                                   ============        =============

Agency sales                                                                     (1.1)
Freight revenue                                                                   0.2
Customer discounts and rebates                                                   (1.0)
                                                                           -----------
Net sales                                                                  $    124.2
                                                                           ===========





                                            FOR THE THREE MONTHS ENDED DECEMBER 31,
                                   ------------------------------------------------------
                                                            2003
                                   ------------------------------------------------------
                                                            OTHER
                                     SERVICE               SELLING
(DOLLARS IN MILLIONS)                CENTERS              LOCATIONS            TOTAL
                                   -----------         --------------      ------------
Lawn care                          $     62.4           $      11.4        $    73.8
Golf                                      6.2                  29.0             35.2
                                   -----------          ------------       ----------
Gross sales                        $     68.6           $      40.4            109.0
                                   ===========          ============
Agency sales                                                                       -
Freight revenue                                                                  0.3
Customer discounts and rebates                                                  (0.5)

Net sales                                                                  ----------
                                                                           $   108.8
                                                                           ==========



                                            FOR THE THREE MONTHS ENDED DECEMBER 31,
                                   ------------------------------------------------------
                                                            % CHANGE
                                   ------------------------------------------------------
                                                            OTHER
                                     SERVICE               SELLING
(DOLLARS IN MILLIONS)                CENTERS              LOCATIONS            TOTAL
                                   -----------         --------------      ------------
Lawn care                               17.8%                10.5%             16.7%
Golf                                    25.8                 11.0              13.6
                                   -------------------------------------
Gross sales                             18.5%                10.9%             15.7
                                   =====================================
Agency sales                                                                      -
Freight revenue                                                               (33.3)
Customer discounts and rebates                                                100.0
                                                                           ---------
Net sales                                                                      14.2%
                                                                           =========

                                                                   EXHIBIT 99.1



                                   LESCO, INC.
             NEW SERVICE CENTERS FOUR-WALL PRE-TAX OPERATING RESULTS


                                                                       FOR THE YEARS ENDED DECEMBER 31,
                                               -----------------------------------------------------------------------------
                                                                    2004                                             2003
                                               -----------------------------------------------------------    --------------
(DOLLARS IN THOUSANDS)                         CLASS OF 2004     CLASS OF 2003                                 CLASS OF 2003
                                                (27 STORES)       (21 STORES)         TOTAL                     (21 STORES)
                                               -------------     -------------       --------                 --------------
Sales                                            $ 13,834          $ 18,990          $ 32,824                    $  9,827
Cost of product                                    (9,369)          (13,035)          (22,404)                     (6,799)
Distribution cost                                    (830)             (809)           (1,639)                       (441)
                                                 --------          --------          --------                    --------

Gross profit on sales                               3,635             5,146             8,781                       2,587
Selling expense                                    (3,969)           (3,990)           (7,959)                     (2,795)
Pre-opening expense                                  (770)             --                (770)                       (600)
Merchant discount expense                            (190)             (264)             (454)                        (26)
                                                 --------          --------          --------                    --------

Earnings before interest
   and taxes                                     $ (1,294)         $    892          $   (402)                   $   (834)
                                                 ========          ========          ========                    ========






                                                             FOR THE THREE MONTHS ENDED DECEMBER 31,
                                            ---------------------------------------------------------------------
                                                                  2004                                    2003
                                            ----------------------------------------------------    -------------
(DOLLARS IN THOUSANDS)                      CLASS OF 2004      CLASS OF 2003                        CLASS OF 2003
                                             (27 STORES)        (21 STORES)        TOTAL              (21 STORES)
                                            -------------      -------------      -------           -------------
Sales                                           $ 3,930          $ 4,130          $ 8,060              $ 2,693
Cost of product                                  (2,689)          (2,936)          (5,625)              (1,885)
Distribution cost                                  (262)            (211)            (473)                (113)
                                                -------          -------          -------              -------

Gross profit on sales                               979              983            1,962                  695
Selling expense                                  (1,388)            (991)          (2,379)                (934)
Pre-opening expense                                (107)            --               (107)                (180)
Merchant discount expense                           (57)             (62)            (119)                  (7)
                                                -------          -------          -------              -------

Earnings before interest
   and taxes                                    $  (573)         $   (70)         $  (643)             $  (426)
                                                =======          =======          =======              =======


                                                                             11